UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2007

INTERSTATE BAKERIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2007, Interstate Bakeries Corporation (the “Company”) filed an amendment to its Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware (the “Certificate of Amendment”). On March 16, 2007, the Company executed Amendment Number One (“Amendment Number One”) to its Restated Bylaws (the “Bylaws”). The Certificate of Amendment and Amendment Number One to the Bylaws were authorized by an order, entered January 5, 2007 (the “Order”), of the United States Bankruptcy Court for the Western District of Missouri (the “Court”) and Section 303 of the Delaware General Corporation Law approving a settlement reconstituting the Board of Directors of the Company (the “Board”). For more information with respect to the Court’s Order, refer to the Current Reports on Form 8-K filed by the Company on December 28, 2006, and January 8, 2007.

The Certificate of Amendment amends Article Fifth of the Certificate of Incorporation in its entirety and Amendment Number One to the Bylaws amends Sections 1, 2 and 3 of the Bylaws in their entirety, respectively, (i) to eliminate a staggered Board divided into three classes and to provide for a Board of one class of seven directors and (ii) to eliminate the provisions permitting a director to be removed only for cause.

The Certificate of Amendment was effective upon its filing with the Secretary of State of Delaware and Amendment Number One to the Bylaws was effective as of March 16, 2007.

The Certificate of Amendment and Amendment Number One to the Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01      Financial Statements and Exhibits.

(d)

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Interstate Bakeries Corporation

3.2	Amendment Number One to the Restated Bylaws of Interstate Bakeries Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2007	INTERSTATE BAKERIES

CORPORATION

By: /s/ Ronald B. Hutchison

Ronald B. Hutchison
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Interstate Bakeries Corporation

3.2	Amendment Number One to the Restated Bylaws of Interstate Bakeries Corporation